SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           Xechem International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Shefsky & Froelich Ltd.,  Suite 2500, 444 N. Michigan  Ave.,  Chicago,  IL 60611
Attn: Dennis B. O'Boyle
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                           XECHEM INTERNATIONAL, INC.
                          100 JERSEY AVENUE, BUILDING B
                                    SUITE 310
                      NEW BRUNSWICK, NEW JERSEY 08901-3279
                                 (732) 247-3300

================================================================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

================================================================================

To the Common, Class A Preferred and Class C Series 6 Preferred Stockholders of Xechem International, Inc.:

     Notice is hereby given that the annual meeting of stockholders (the "Meeting" or the "Annual Meeting") of Xechem International, Inc., a Delaware corporation ("we," "us" or "our"), will be convened at our headquarters, 100 Jersey Ave., Building B, Suite 310, New Brunswick, New Jersey, on September 30, 2002, at 10:00 a.m. Eastern Daylight Savings Time (the "Meeting Date"). All holders of Common Stock, par value $.00001 per share, Class A Preferred Stock, par value $.00001 per share, and Class C Series 6 Preferred Stock, par value $.00001 per share, of the Corporation (the "Stockholders") are entitled to attend the Meeting. The Annual Meeting will be held for the following purposes:

     (1) To elect five directors to hold office until the next annual meeting of stockholders or otherwise as provided in our By-Laws;

     (2) To amend our Certificate of Incorporation to increase the number of authorized shares from 2,000,000,000 to 4,000,000,000 shares consisting of 3,950,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock;

     (3) To vote to approve an increase in the number of shares of Common Stock which may be issued under the Xechem International, Inc. Amended and Restated Stock Option Plan; and

     (4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

     Only Stockholders of record at the close of business on August 23, 2002 are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof (the "Eligible Holders"). A list of Eligible Holders will be available for inspection at the our office for at least ten days prior to the Meeting.

                                        By order of the Board of Directors:


                                        Ramesh C. Pandey, Ph.D.
                                        President and Chief Executive Officer

================================================================================

                                 PROXY STATEMENT
                                       FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                           XECHEM INTERNATIONAL, INC.
                               SEPTEMBER 30, 2002

================================================================================

     This proxy statement (the "Proxy Statement") is furnished to the holders (the "Stockholders") of shares of Common Stock (the "Common Stock"), par value $.00001 per share, Class A Preferred Stock (the "Class A Preferred Stock"), par value $.00001 per share, and Class C Series 6 Convertible Preferred Stock (the "Class C Series 6 Preferred Stock"), par value $.00001 per share (together, the Common Stock, Class A Preferred Stock and Class C Series 6 Preferred Stock are referred to as the "Shares"), of Xechem International, Inc., a Delaware corporation ("we," "us" or "our"), in connection with the solicitation of proxies by our board of directors (the "Board") for use at the annual meeting of Stockholders (the "Meeting" or the "Annual Meeting"). Our By-Laws (the "By-Laws") require the directors to call and hold an annual meeting of stockholders each year. The Annual Meeting will be convened on September 30, 2002, at approximately 10:00 a.m. Eastern Daylight Savings Time, and any adjournment or postponement thereof. Copies of this Proxy Statement, and the enclosed form of proxy were first sent or given to Stockholders on or about August __, 2002. Stockholders who wish to attend the Meeting should contact us at (732) 247-3300 so that arrangements can be made.

     We will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by our directors, officers or employees. None of these individuals will be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements will also be made with brokerage houses, banks or other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Shares held of record by those persons, and we may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

     Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. Shares not represented by properly executed proxies will not be voted. If a Stockholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. If the Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to us before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy; or (iii) attending the Annual Meeting and voting the Shares in person.

     The close of business on August 23, 2002 has been fixed as the date for determining those Stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, we had __________ shares of Common Stock, 2,500 shares of Class A Preferred Stock and 6,680 shares of Class C Series 6 Preferred Stock outstanding. We have also authorized Class B 8% Preferred Stock, par value $.00001 per share (the "Class B Preferred Stock"). Presently, there are no outstanding shares of Class B Preferred Stock. The Common Stock, Class A Preferred Stock and Class C Series 6 Preferred Stock entitle the holders thereof to one, 1,000 and 10,000 votes per share, respectively, at the

Annual Meeting. Only Stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the total amount of votes allocable to outstanding shares of Common Stock, Class A Preferred Stock and Class C Series 6 Preferred Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum. If a quorum is present and any votes are cast in favor of the nominees, they will be elected our directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on will be decided by the affirmative vote of a majority of the Shares present or represented at the Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote and Shares held by brokers will not be considered entitled to vote on matters as to which the brokers have not received authority to vote from beneficial owners.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the total voting stock (including the Common Stock, Class A Preferred Stock and Class C Series 6 Preferred Stock) as of August 23, 2002 by:
(i) each Stockholder known by us to beneficially own in excess of 5% of the outstanding shares of Common Stock, Class A Preferred Stock and Class C Series 6 Preferred Stock; (ii) each director and director nominee; and (iii) all directors, director nominees and executive officers, as a group. All of the outstanding Class A Preferred Stock and Class C Series 6 Preferred Stock is owned by Dr. Ramesh C. Pandey. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons.

----------------------------------------------------------------------------------------------------------------
                             COMMON STOCK           CLASS A PREFERRED       CLASS C 6 PREFERRED
                                                          STOCK                    STOCK
----------------------------------------------------------------------------------------------------------------
                                                                                                     PERCENT OF
                          NUMBER OF    PERCENT    NUMBER OF    PERCENT     NUMBER OF   PERCENT      VOTING STOCK
   NAME AND ADDRESS        SHARES     OF CLASS     SHARES      OF CLASS     SHARES     OF CLASS        (1) (2)
----------------------------------------------------------------------------------------------------------------
Jay J. Gupta (3) (15)    40,000,000     ____%         0           -            0           -            ____%
----------------------------------------------------------------------------------------------------------------
Stephen F. Burg (4)     1,522,700(9)    ____%         0           -            0           -            ____%
----------------------------------------------------------------------------------------------------------------
Neil M. Kosterman (5)   500,000 (10)    ____%         0           -            0           -            ____%
----------------------------------------------------------------------------------------------------------------
Jed C. Goldart M.D.,    500,000 (11)    ____%         0           -            0           -            ____%
M.P.H. (6)
----------------------------------------------------------------------------------------------------------------
John P. Luther, Esq.     1,000,000      ____%         0           -            0           -            ____%
(7)                         (12)
----------------------------------------------------------------------------------------------------------------
Ramesh C. Pandey,        61,423,663     ____%     2,500 (1)      100%      2,665 (2)      100%          ____%
Ph.D. (i)                   (13)
----------------------------------------------------------------------------------------------------------------
All Directors and        64,766,363     ____%     2,500 (1)      100%      2,665 (2)      100%          ____%
Executive Officers as       (14)
a Group (2 Persons)
----------------------------------------------------------------------------------------------------------------

(1) Gives effect to the voting rights of 2,500 shares of Class A Voting Preferred Stock, all of which are owned by Dr. Pandey and which entitle him to cast 1,000 votes per share on all matters as to which shareholders are entitled to vote.

(2) Gives effect to the voting rights of 2,665 shares of Class C Voting Preferred Stock, all of which are owned by Dr. Pandey and which entitle him to cast 10,000 votes per share on all matters as to which shareholders are entitled to vote.

(3)  The address of Jay Gupta is 1173 Dolly Madison Blvd., McLean, VA 22101.

(4)  The Address of Stephen Burg is 3257 Winged Foot Drive, Fairfield, CA 94533.

(5)  The address of Neil Kosterman is 2 Southwick Circle, Madison, WI 53717.

(6)  The address of Jed Goldart is 3 Goldsboro Court, Bethesda, MD 20817.

(7)  The address of John Luther is 768 South 3rd Street, Philadelphia, PA 19147.

(8) The address of Dr. Pandey is c/o Xechem International, Inc., 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

(9) Does not include 500,000 shares subject to options held by Mr. Burg, which presently are not exercisable, and will not be exercisable, within 60 days from August 23, 2002; however, includes 1,522,700 shares that are presently exercisable options.

(10) Does not include 500,000 shares subject to options held by Mr. Kosterman, which presently are not exercisable, and will not be exercisable, within 60 days from August 23, 2002; however, includes 500,000 shares that are presently exercisable options.

(11) Does not include 500,000 shares subject to options held by Dr. Goldart, which presently are not exercisable, and will not be exercisable, within 60 days from August 23, 2002; however, includes 500,000 shares that are presently exercisable options.

(12) Does not include 2,000,000 shares subject to options held by Mr. Luther, which presently are not exercisable, and will not be exercisable, within 60 days from August 23, 2002; however, includes 1,000,000 shares that are presently exercisable options.

(13) Does not include 500,000 shares subject to options held by Dr. Pandey, which presently are not exercisable, and will not be exercisable, within 60 days from August 23, 2002; however, includes 1,000,000 shares that are presently exercisable options.

(14) Does not include 4,000,000 shares subject to options held by our directors, which presently are not exercisable, and will not be exercisable, within 60 days from August 23, 2002; however, includes 4,522,700 shares that are presently exercisable options.

(15) During 2000, Mr. Gupta granted to Dr Pandey an irrevocable proxy to vote all of the shares under his control.

                    MATTERS TO BE CONSIDERED BY STOCKHOLDERS

1.   ELECTION OF DIRECTORS

     Five individuals will be elected at the Annual Meeting to serve as our directors until the next annual meeting of stockholders or otherwise as provided in the By-Laws. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for directors with respect to all proxies received by us. If any of the nominees should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve, if elected.

     The nominees for director are as follows:

     Ramesh C. Pandey, Ph.D., age 63, is our founder. He has been Chief Executive Officer and President and a director of our subsidiary, Xechem, Inc. (the "Subsidiary"), since its formation in 1990 and the Chief Executive Officer, President and Chairman of our Board of Directors since our formation in February 1994. From 1984 to March 1990, Dr. Pandey was the President and Chief Scientist of our predecessor, Xechem, Inc., formerly a subsidiary of Fujisawa/LyphoMed, Inc. Dr. Pandey served as a visiting Professor at the Waksman Institute of Microbiology at Rutgers University from 1984 to 1986. Dr. Pandey has also served as scientist, consultant, and research associate for several universities and private laboratories. Dr. Pandey has published numerous articles in professional publications, such as the Journal of Antibiotics, the Journal of the American Chemical Society and the Journal of Industrial Microbiology. Dr. Pandey is a member of the editorial board of the Journal of Antibiotics and of several professional societies.

     Stephen F. Burg, age 64, was elected a director in 1996. Mr. Burg has been chief executive officer of SB Corporate Consulting, Inc., which offers corporate growth strategies for public and private companies, nationally and internationally. From 1978 to 1986, Mr. Burg was Vice President-Corporate Acquisitions for Evans Products Company and from 1973 to 1978 was Corporate Director-Acquisitions and Human Services for Jack August Enterprises. Mr. Burg serves as a consultant to various businesses.

     Dr. Jed C. Goldart, age 57, was elected a director in 2001. Dr. Goldart is a board certified psychiatrist trained in public health and population science. He received his medical education at New York University Medical School and residency training in psychiatry at Psychiatric Institute-Columbia Presbyterian Hospital, while completing a Master Degree in Public Health and Administration(MPH) at The Columbia School of Public Health in New York City.
During his career he has served as a clinician and as a health care administrator and Medical Director/physician executive for the managed health care industry, building and running large health care systems with thousands of health care facilities and professionals serving millions of consumers throughout the United States.

     In the early 1980s, Dr. Goldart founded an innovative "hospital for wellness" in New York City, BioFitness Institute, with a staff of 60 multidisciplinary professionals providing an integrated program of health promotion/disease prevention services. Beginning in 1985, Dr. Goldart served for 14 years as Medical Director for nationally ranked managed behavioral health organizations. His responsibilities included balancing and successfully achieving business objectives of assuring clinical excellence, promoting population health and preventing disease and managing medical financial risk while assuring consistently high service satisfaction levels for millions of health plan beneficiaries nationwide. In 1999, Dr. Goldart founded Innovative Healthcare Works, a consulting practice serving health care marketing and communications organizations and their medical equipment/technology and pharmaceutical clients. In November 2001, Dr. Goldart became Chief Operating Officer of AmmunoMed LLC, a Toledo, Ohio based company, with the exclusive right to distribute a broad-spectrum food-based nutraceutical with bioactive capability to modulate cellular function to the U.S. medical market.

     Dr. Goldart is a Diplomat of The National Board of Medical Examiners, The American Board of Psychiatry and Neurology, Inc., and The American Board of Quality Assurance and Utilization Review Physicians.

     Neil Kosterman, age 55, was elected a director in 2001. He is the manager and founder of DeltaQuest LLC, a venture-consulting firm, which specializes in startup and difficult business situations, primarily in the medical and pharmaceutical industry. He has over 30 years of experience in developing and marketing innovation and improving growth and profitability for employers and clients, including Pfizer, CR Bard and Smith & Nephew. He recently completed an assignment as interim president for a Nasdaq company in medical products. He has participated as a principal or consultant in more than ten startup situations.

     John P. Luther, Esq., age 48, was elected a director in 2001. He has represented us in private practice for a number of years in all aspects of intellectual property law and litigation. In addition to being a practicing attorney, he holds undergraduate degrees in organic and molecular biochemistry. Mr. Luther became our Vice President and General Counsel in 2001.

     Our By-Laws do not require that the directors meet any specific number of times during the year. Such meetings may be held either in person or by telephonic conference. The Board met three times during the year ended December 31, 2001.

     The Board has an audit committee presently consisting of Mr. Burg and Dr. Goldart which was formed on May 26, 1995. The audit committee reviews with our independent public accountants the scope and timing of their audit services and any other services they are asked to perform, the accountants' report on the Corporation's financial statements following completion of their audit and the Corporation's policies and procedures with respect to internal accounting and financial controls. In addition, the audit committee makes annual recommendations to the Board for the appointment of independent accountants for the ensuing year.

     The audit committee met two times during the year ended December 31, 2001.

     We, the members of our audit Committee, represent the following:

     1) The Audit Committee has reviewed and discussed our audited financial statements with our management;

     2) The Audit Committee has discussed with Grant Thornton LLP ("Grant Thornton"), our independent auditors, the matters required to be discussed by Statement of Accounting Standards 61, as may be modified or supplemented;

     3) The Audit Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Grant Thornton its independence; and

     4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the twelve months ended December 31, 2001.

     Stephen Burg               Jed Goldart

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available to our Stockholders upon request. The members of the Audit Committee are independent, as independence is defined in
Section 4200 of the rules of the Nasdaq Stock Market.

     The Audit Committee has considered and determined that the provisions of services by Grant Thornton, our independent accountants, is compatible with maintaining Grant Thornton's independence.

     The Board has a stock option committee presently consisting of Dr. Pandey which was formed on May 26, 1995. The stock option committee administers the Xechem International, Inc. Amended and Restated Stock Option Plan (the "Plan") and reviews and recommends to the Board stock options to be granted.

     The stock option committee did not meet during the year ended December 31, 2001.

     The Board has a nominating committee presently consisting of Dr. Pandey and Mr. Burg which was formed on May 26, 1995. The nominating committee recommends to the Board the slate of directors for which Stockholders are asked to vote at our annual meetings of stockholders. The nominating committee will consider nominees recommended by Stockholders if such recommendations are submitted to us on or prior to April 15, 2003.

     The nominating committee met one time during the year ended December 31, 2001.

     The Board has a compensation committee presently consisting of Mr Burg which was formed on May 26, 1995. The compensation committee reviews and recommends to the Board the compensation and benefits of all of our officers and reviews general policy matters relating to compensation and benefits of our employees.

     Since Dr. Pandey's salary is fixed by contract and he is our only executive officer, the Compensation Committee did not meet during the year ended December 31, 2001.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other of our equity securities with the U.S. Securities and Exchange Commission (the "SEC"). The SEC requires officers, directors and greater than ten percent stockholders to furnish us with copies of all these forms filed with the SEC.

     To our knowledge, based solely on our review of the copies of these forms received by us, or written representations from certain reporting persons that no additional forms were required for those persons, we believe that our officers, director, and greater than ten percent beneficial owners have complied with all filing requirements.

     RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Dr. Pandey, Mr. Burg, Dr. Goldart, Mr. Kosterman and Mr. Luther for election as our directors by the Stockholders at the Annual Meeting to serve until the next annual meeting of stockholders or as otherwise provided in the By-Laws.

     The five nominees receiving the highest vote totals will be elected our directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

     If a Stockholder does not wish to vote for one or more of our five nominees, the Stockholder should write the name of nominee or nominees for who the Stockholder is withholding votes on the line indicated on the proxy card under Proposal 2. In addition, in the event that a Stockholder wishes to vote for a person who is not one of our five nominees, the Stockholder should write the name of such person on the line indicated on the proxy card under Proposal 2.

2. APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES FROM 2,000,000,000 SHARES TO 4,000,000,000 SHARES CONSISTING OF 3,950,000,000 SHARES OF COMMON STOCK AND 50,000,000 SHARES OF PREFERRED STOCK.

     We are proposing this amendment to our Certificate of Incorporation to allow us to have available sufficient shares of Common Stock for issuance in connection with the exercise of outstanding options (the "Options") and warrants (the "Warrants") to purchase our Common Shares, to issue upon exercise of outstanding convertible debentures (the "Debentures") and convertible notes (the "Notes") and in connection with obtaining additional capital. Our Certificate of Incorporation presently authorizes us to issue up to 2,000,000,000 shares consisting of 1,950,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. If this Resolution is adopted, 2,000,000,000 additional shares of Common Stock and Preferred Stock will be available for issuance by the Board of Directors without any requirement of further Stockholder approval. In addition to the Common Stock we expect to issue upon exercise of the Options and the Warrants, and conversion of Debentures and the Notes, we may issue
additional   shares  to  provide   additional  funds  for  working  capital  and
acquisitions of other businesses. We have under consideration a possible issuance of additional Common Stock and/or Debentures or Notes convertible into Common Stock in an offering exempt from the registration requirements of federal and applicable state securities laws. It is likely that the amount of Common Stock that we will issue in such offering will exceed the number of shares of Common Stock presently authorized under our Certificate of Incorporation. The Board of Directors believes it desirable that we have the flexibility to be able to issue additional shares without Stockholder approval. Stockholders have no preemptive rights to purchase any shares. We may issue additional Shares at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of present Stockholders.

     RECOMMENDATION   OF  THE  BOARD:  The  Board  hereby  recommends  that  the
Stockholder's concur in the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting:

     RESOLVED, that Xechem International, Inc.'s Certificate of Incorporation be amended to increase the number of authorized shares from 2,000,000,000 to 4,000,000,000 shares consisting of 3,950,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.

     The affirmative vote for a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution.

3. APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE XECHEM INTERNATIONAL, INC. AMENDED AND RESTATED STOCK OPTION PLAN

     The Plan amends the Xechem International, Inc. Amended and Restated Stock Option Plan, the obligations under which the we assumed as part of our organization and prior to our April 26, 1994 public offering. The purpose of the Plan is to encourage ownership of Common Stock by our key employees, non-employee directors and advisors, including members of our Scientific Adversary Board, in order to attract such persons, to induce such persons to remain in our employ or with our affiliates, or to serve as one of our advisors, and to provide additional compensation for such persons to promote our success or our affiliates. Key employees include employees who are also our officers or directors or of our affiliates. Other than the fact that our officers and directors have, in the past, and may, in the future, be granted options under the Plan, no officer or director will be allocated any specific benefit or amount under the Plan.

     The decision to grant options to these individuals is intended to reward them for their services to us without burdening us with significant increases in direct compensation. Since our inception, our directors, key employees and advisors have been endeavoring to reach our objectives of developing a more efficient drug discovery process and niche generic drugs, as well as commercializing and marketing such drugs. Through their efforts, we believe that significant progress has been made toward these objectives. The Board believes that the ability to achieve these objectives is best served by the alignment of the financial success of our directors, key employees, and advisors with that of our Stockholders.

     Stockholder approval of this amendment to the Plan is sought to continue to qualify the Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereby render certain transactions under the Plan exempt from certain provisions of Section 16 of the Exchange Act.

     As of the date of this Proxy Statement, we have granted options for 27,079,333 shares of Common Stock available for issuance under the Plan. Following is a chart showing certain information concerning options presently outstanding under the Plan:

-------------------------------------------------------------------------------------------------------------------
                                                                                             Number of Securities
                                                                                           Remaining Available For
                                Number of Securities To be   Weighted Average Exercise      Future Issuance Under
                                  Issued upon Exercise of       Price of Outstanding      Equity Compensation Plans
             Plan                  Outstanding Options,        Options, Warrants and        (Excluding Securities
           Category                 Warrants and Rights                Rights              Reflected in Column (a))

                                            (a)                         (b)                          (c)
-------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans               25,056,168                     .0133                       (56,168)
Approved by Stockholders
-------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not                0                           0                            0
Approved by Stockholders
-------------------------------------------------------------------------------------------------------------------

The Board has authorized an increase of 75,000,000 shares of Common Stock for issuance under the Plan, for a total of 100,000,000 shares. The Board believes that it is in our best interests and the Stockholders to increase the number of shares of Common Stock which may be issued under the Plan in order to continue to attract key persons to us and reward them for their efforts. With the exception of increasing the number of shares of Common Stock which may be issued under the Plan, the Board is not seeking Stockholder approval of any other provisions of the Plan. Therefore, the Board recommends that the Stockholders vote to increase the number of shares of Common Stock which may be issued under the Plan.

General
-------

     The Plan grants the Board authority to issue options to purchase up to 25,000,000 shares (to be increased to 100,000,000 shares) of Common Stock and any other stock or security resulting from adjustments or substitutions as described in the Plan. The Common Stock will be reserved and available for purchase upon the exercise of options granted under the Plan.

     The Plan provides for the issuance of incentive options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory options which are not intended to be incentive stock options under Section 422 of the Code. The decision as to whether incentive options or nonstatutory options will be issued to recipients is solely within the discretion of the Board. The Board will administer the Plan and have the authority to determine, among other things, the individuals to be granted incentive options or nonstatutory options, the exercise price at which the Common Stock may be acquired, the number of shares subject to each option and the exercise period of each option. The Board will also be authorized to construe and interpret the Plan and to prescribe additional terms and conditions of exercise in option agreements and provide the form of option agreement to be utilized with the Plan.

     Incentive options terminate not more than ten years from the date of grant; however, such options terminate not more than five years from the date of grant if such options are required to have an exercise price of at least 110% of fair market value. Nonstatutory options terminate not more than eleven years from the date of grant.

     Options will not be transferable except by will or by the laws of descent and distribution, and are exercisable during an optionee's lifetime only by the optionee or the appointed guardian or legal representative of the optionee. Upon the (i) death or permanent and total disability of an optionee or (ii) termination of employment with the Corporation any unexercised options to acquire Common Stock will be exercisable at any time within six months in the case of (i) and 30 days in the case of (ii) (but in no case beyond the expiration date specified in the option agreement).

     The Plan  requires the  optionee to pay, at the time of  exercise,  for all
shares   acquired  on  exercise  in  cash,   Common  Stock  or  other  forms  of
consideration acceptable to the Board.

     If we declare a stock dividend, split our stock, combine or exchange our Common Stock, or engage in any other transactions which result in a change in capital structure, such as a merger, consolidation, dissolution, liquidation or similar transaction, the Board may adjust or substitute, as the case may be, the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan, the number of shares covered by outstanding options, the exercise price per share of outstanding options, any target price levels for vesting of the options and any other characteristics of the options as the Board deems necessary to equitably reflect the effects of those changes on the option holders.

     We have granted options for a total of 27,079,333 shares of Common Stock under the Plan. Included in the count are options to purchase 8,565,000 shares of Common Stock granted to directors and a former executive officer of the Corporation and options to purchase 18,514,333 shares of Common Stock granted to other employees and advisors of the Corporation.

     The options granted under the Plan may contain provisions for the vesting of such options over a period of time or may provide for the immediate vesting of all options granted.

     RECOMMENDATION OF THE BOARD: The Board recommends that the Stockholders concur in the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting:


          RESOLVED, that the Xechem International, Inc. Amended and Restated Stock Option Plan be amended to increase the number of shares of Common Stock which may be issued under such plan from 25,000,000 shares to 100,000,000 shares.

     The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.   DIRECTOR COMPENSATION

     Directors serve without compensation for such services; however the Board has under consideration a proposal to provide for payment to directors for each Board meeting attended either in person or by teleconference.

B.   EXECUTIVE COMPENSATION

     Set forth below is information concerning the compensation for 1999, 2000 and 2001 for our President and Chief Executive Officer, who is our only executive officer whose compensation exceeded $100,000 during such years:

========================================================================================================================
                                                                         LONG TERM COMPENSATION
                                                                 --------------------------------------
                                     ANNUAL COMPENSATION                   AWARDS            PAYOUTS        ALL OTHER
-------------------------------------------------------------------------------------------------------    COMPENSATION
                                                                                             LONG TERM
                                                     OTHER        RESTRICTED   SECURITIES    INCENTIVE
                                                     ANNUAL         STOCK      UNDER-LYING      PLAN
                      YEAR     SALARY    BONUS    COMPENSATION      AWARDS       OPTIONS      PAYOUTS
------------------------------------------------------------------------------------------------------------------------
Dr. Ramesh Pandey     1999   $140,000      0         $1,249           0             0            0               0

                      2000   $140,000      0         $688         $1,563,000        0            0               0

                      2001   $140,000      0         $1,380           0             0            0               0
========================================================================================================================

Employment Agreements.
---------------------

     Ramesh C. Pandey is employed pursuant to an agreement which provides for a base salary of $140,000 per year, subject to an annual increase in proportion to the increase in the consumer price index, such bonuses as a majority of the disinterested members of the Board of Directors may determine, and a royalty of 2 1/2% of our net profits before taxes with respect to any products developed by us or our affiliates during the term of the agreement. The royalty will be payable to Dr. Pandey or his estate so long as we continue to sell such products, notwithstanding any termination of the agreement. The agreement provides for a ten year term, but permits either party to terminate the agreement after five years; if we terminate the agreement, Dr. Pandey will be entitled to receive severance equal to his compensation for the two years prior to termination. Dr. Pandey has agreed not to engage in certain business activities (generally similar to those currently engaged in by us) for six months (four months, in certain cases) after the termination of his employment with us. If there is a change in the beneficial ownership of 20% or more of our capital stock, Dr. Pandey may, at any time within one year after such event, terminate the agreement, in which event his noncompete and confidentiality agreement terminate and all indebtedness of us to Dr. Pandey shall accelerate.

STOCK PLAN

     Effective December 1993, our sole stockholder approved the Share Option Plan (the "Plan"), which the Corporation has assumed, providing for the issuance to employees, consultants, and directors of options to purchase up to 25,000,000 shares of Common Stock, which number of shares will increase to 100,000,000 shares if the Stockholders approve Resolution No. 2. The Plan provides for the grant to employees of incentive stock options ("ISOs") and non-qualified stock options.

     The Plan is administered by a Stock Option Committee established in May 1995 comprised of two members of the Board of Directors which has the power to determine eligibility to receive options and the terms of any options granted, including the exercise or purchase price, the number of shares subject to the options, the vesting schedule, and the exercise period. The exercise price of all ISOs granted under the Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of the Corporation's outstanding capital stock, the exercise price of any ISO granted must equal at least 110% of the fair market value on the grant date and the maximum exercise period of the ISO must not exceed five years. The exercise period of any other options granted under the Plan may not exceed 11 years (10 years in the case of ISOs).

     The Plan will terminate in December 2003, ten years after the date it was first approved by the Corporation's stockholders, although awards made prior to termination may expire after that date, depending on when granted.

AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises during the year ended December 31, 2001 by our present directors and the value of such parties unexercised options as of December 31, 2001:

================================================================================================================
                                                        Number of Securities             Value of Unexercised
                                                       Underlying Unexercised            In-the-Money Options
                                                        Options at 12/31/01                at 12/31/01 (1)
----------------------------------------------------------------------------------------------------------------
                             Share      Value
                          Acquired on  Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
          Name            Exercise (#)    ($)           (#)             (#)             ($)             ($)
----------------------------------------------------------------------------------------------------------------
Dr. Ramesh C. Pandey         2,232         0          1,000,000       500,000            0               0
----------------------------------------------------------------------------------------------------------------
Stephen Burg                   0           0          1,522,700       500,000          1,600             0
----------------------------------------------------------------------------------------------------------------
Dr. Jed C Goldart              0           0            500,000       500,000            0               0
----------------------------------------------------------------------------------------------------------------
Neil M. Kosterman              0           0            500,000       500,000            0               0
----------------------------------------------------------------------------------------------------------------
John P. Luther Esq.            0           0          1,000,000      2,000,000           0               0
================================================================================================================

(1) Represents the excess, if any, of the closing price of the Common Stock as quoted on the OTC Bulletin Board on December 31, 2001 ($.011) over the exercise price of the options, multiplied by the corresponding number of underlying shares.

     The following table provides information on options granted for Common Stock during the year ended December 31, 2001 to the directors and executive officers of Xechem:

------------------------------------------------------------------------------------------------------------------
                                Number of Options      Percent of Total
                                    Granted to         Options Granted
         Name                       Directors            to Employees         Exercise Price       Expiration Date
------------------------------------------------------------------------------------------------------------------
Dr. Ramesh C. Pandey                         0              0                       0                     --
------------------------------------------------------------------------------------------------------------------
Stephen F. Burg                        500,000              4.4%                   $0.015           July 09, 2012
------------------------------------------------------------------------------------------------------------------
Dr. Jed C. Goldart                   1,000,000              8.8%                   $0.01            July 09, 2012
------------------------------------------------------------------------------------------------------------------
Neil M. Kosterman                    1,000,000              8.8%                   $0.01            July 09, 2012
------------------------------------------------------------------------------------------------------------------
John P. Luther, Esq.                 3,000,000             26.4%                   $0.01            July 09, 2012
------------------------------------------------------------------------------------------------------------------

     We have not granted any Long-Term Incentive Plan-Awards during the year ended December 31, 2001.

                                   ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP, certified public accountants, as our independent auditors for 2002.

     Aggregate fees billed to us by Grant Thornton for professional services rendered for the year ended December 31, 2001 and for review of the financial statements included in our Quarterly Reports on Form 10-Q for that year approximated $61,000. Grant Thornton did not provide any services to us during 2001 other than services for the review and preparation of our financial statements and filings with the U.S. Securities and Exchange Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Subject to obtaining necessary regulatory approvals in India, Dr. Pandey has transferred his interest in Xechem India to Xechem for no consideration other than reimbursement of amounts (equal to approximately $5,000) Dr. Pandey advanced for organization expenses. Dr. Pandey's brothers own the remaining equity in Xechem India. At December 31, 2001, we own substantially all of Xechem India. We anticipate that some of the equity in Xechem India will be made available to other, unrelated, persons in India. Both Dr. Pandey's brother and Mr. Anil Sharma, a chartered accountant, serve as directors of Xechem India. No compensation is paid to Dr. Pandey, his relatives or Mr. Anil Sharma for service as directors.

     Effective June 25, 1996, an entity wholly-owned by Dr. Pandey (the "Holding Company") became a member of Vineyard Productions, L.L.C. ("Vineyard"), which in June 1994 acquired the building in which we lease our offices. Prior to making such investment, Dr. Pandey informed the Board of Directors of the opportunity for such investment, and the Board determined that we were not interested in such opportunity and approved Dr. Pandey making the investment. Our lease was entered into prior to that date (with a prior owner of the building) and has not been modified subsequent thereto. We are currently in negotiations to form a new lease, which would protect us in the future. We paid Vineyard $135,958 in 2001 and $228,366 in 2000.

     During 2000, Jay Gupta Trust granted to Dr. Pandey an irrevocable proxy to vote all of the shares under his control.

     During 2000, Dr. Pandey's brothers converted notes payable of approximately $80,000 into 7,957,100 shares of common stock of ours, under the same terms as other investors.

     During 2001, Dr. Pandey exercised his option to purchase 2,232 shares of Class C, Series 6 Preferred Voting Stock, $0.00001 per share, which are part of the options granted to Dr. Pandey by resolution of the Board of Directors at its meeting held on August 18, 1999, as amended by the Board of Directors on July 9, 2001.

     We owe Dr. Pandey, Chairman of the Board, $721,000 as of December 31, 2001 from an interest bearing advance ($269,000) at 10% per annum and the note will be due when we are no longer a development entity, accrued interest ($157,000), accrued salary ($261,000) and accrued expenses ($34,000). At December 31, 2000, we owed Dr. Pandey $615,000. We also have a note payable to Dr. Renuka Misra, director of Natural Products, for $298,300 with 12% annual interest due September 20, 2002. Interest expense for related parties totaled $63,000 and $66,000 for the years ended December 31, 2001 and 2000, respectively, related to these notes. We have received funding from Beverly Robbins, a sales and marketing representative, totaling $198,000 as of December 31, 2001. There is also a $20,000 loan bearing 8% interest per annum due to Dr. Bhairab Pandey as of December 31, 2001.

     We have received $140,000 during the year ended December 31, 2000 from Xechem China pursuant to an interest free loan. Although an additional $340,000 was due to us under the original loan terms, no amounts were received in 2001 and it is unlikely any additional amounts will be received. We shall repay the loan advanced by Xechem China out of our share in the dividends or distribution of Xechem China. Since Xechem China had no activity in 2001 and no foreseeable profits in the near future there will not be any short-term repayment to Xechem China.

     We currently receive our supplies of plant extracts from India through informal collaborative relationships. Dr. Pandey and his brothers had incorporated a corporation in India ("Xechem India"), which was established to formalize such relationships by obtaining contracts for dependable supplies of plants and other raw materials. Based on its discussions with Indian sources for such materials, Xechem believed that an Indian corporation would obtain such contracts on significantly better terms than would a United States-based corporation. Xechem India may also conduct certain research, manufacturing, and marketing activities in India. In 1998, as a contribution to Xechem's capital, Dr. Pandey transferred his 66-2/3% interest in Xechem India to us for no consideration other than reimbursement of amounts Dr. Pandey advanced for organizational expenses (approximately $5,000). Dr. Pandey's brothers will initially own the remaining equity in Xechem India, some or all of which we anticipate will be made available to other, unrelated, persons in India. The minority interest in Xechem India is not material.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for the 2003 Annual Meeting of Stockholders must be received by us at our executive office in New Brunswick, New Jersey, on or prior to April 25, 2003 for inclusion in our proxy statement for that meeting. We will consider any stockholders proposals received after such date as untimely submitted and we will not include them in the proxy statement for the 2003 meeting. Any stockholder proposal must also meet the other requirements for stockholder proposals as set forth in the rules of the U.S. Securities and Exchange Commission relating to stockholder proposals.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, no business, other than that discussed above, is to be acted upon at the Meeting. If other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                        Xechem International, Inc.
                                        By the Order of the Board of Directors


                                        Ramesh C. Pandey, Ph.D.
                                        President and Chief Executive Officer

New Brunswick, New Jersey
August __, 2002

     A COPY OF THE XECHEM INTERNATIONAL, INC. 2001 ANNUAL REPORT ON FORM 10-KSB FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED TO STOCKHOLDERS WITHOUT CHARGE. REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO:

Xechem International, Inc.
100 Jersey Avenue, Building B, Suite 310
New Brunswick, New Jersey  08901-3279

================================================================================
                  YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
                       PROXIES WILL SAVE US THE EXPENSE OF
                  FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY
                 MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY
                            IN THE ENCLOSED ENVELOPE.
================================================================================

                           XECHEM INTERNATIONAL, INC.
                    100 JERSEY AVENUE, BUILDING B, SUITE 310
                         NEW BRUNSWICK, NEW JERSEY 08901

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dr. Ramesh C. Pandey and Ron Romanowski, them as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the Shares of Common Stock, Class A Preferred Stock and Class C Series 6 Preferred Stock of Xechem International, Inc. held record by the undersigned on August 23, 2002, at the Annual Meeting of Stockholders when convened on September 30, 2002, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                         CONTINUED ON THE REVERSE SIDE.

X  PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.

                     FOR      WITHHELD                PROPOSAL to elect five Directors to hold office until the next
1. Election of       |_|         |_|                  Annual Meeting of Stockholders, or otherwise as provided in
   Directors                                          our Certificate of Incorporation (check one box):

For, except vote withheld from the following          NOMINEES:    Dr. Ramesh C. Pandey
nominee(s):                                                        Stephen Burg
                                                                   Dr. Jed C. Goldart
                                                                   Neil Kosterman
_________________________________________________                  John Luther
_________________________________________________
_________________________________________________
_________________________________________________
_________________________________________________

To vote for one or more persons not named in our Proxy Statement, set forth that person(s) name(s) on the lines below

_________________________________________________
_________________________________________________
_________________________________________________
_________________________________________________
_________________________________________________

                     FOR       AGAINST                PROPOSAL to amend the Certificate of Incorporation of Xechem
2. Amend             |_|         |_|                  International, Inc. to increase the number of authorized
   Certificate                                        shares from 2,000,000,000 to 4,000,000,000 shares consisting
   of                                                 of 3,950,000,000 shares of Common Stock and 50,000,000 shares
   Incorporation                                      of preferred stock


                     FOR       AGAINST                PROPOSAL to approve an increase in the number of shares of
3. Stock Option      |_|         |_|                  Common Stock which may be issued under the Xechem
   Plan                                               International, Inc. Amended and Restated Stock Option Plan.



                                                      In their discretion, the Proxies are authorized to transact
   Other                                              any other business as may properly come before the Meeting, or
   Business                                           any adjournment thereof.


                                            PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS CARD USING THE  ENCLOSED
                                            ENVELOPE.  PLEASE CONTACT DR. RAMESH C. PANDEY AT (732) 247-3300 WITH ANY
                                            QUESTIONS REGARDING THE ABOVE.


SIGNATURE(S)_________________________________________________ DATE______________

NOTE:     Sign exactly as name appears above. If joint tenant, both should sign.
          If attorney, executor,  administrator,  trustee or guardian, give full title  as  such.  If a  corporation,  please  sign  corporate  name by
          President  or  authorized  officer.  If  partnership,   sign  in  full
          partnership name by authorized person.